Exhibit 107

Calculation of Filing Fee Tables

S-1

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(Form Type)

Fortune Joy International Acquisition Corp.

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(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees Previously Paid	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value and one redeemable warrant entitling the holder to purchase one Class A ordinary share (2)	Rule 457(o)	8,625,000	$10.00	$86,250,000	0.0000927	$7,995.38
Fees Previously Paid	Equity	Class A ordinary shares included as part of the units (3)(5)	-	8,625,000	-	-	-	-
Fees Previously Paid	Equity	Warrants included as part of the units (4)(5)	-	8,625,000	-	-	-	-
Carry Forward Securities
Carry Forward Securities	-	-	-	-	-	-	-	-	-	-	-	-
	Total Offering Amounts					$86,250,000		$7,995.38
	Total Fees Previously Paid							7,995.38
	Total Fee Offsets							-
	Net Fee Due							$0

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 as amended (the “Securities Act”).
(2)	Includes 1,125,000 units, consisting of 1,125,000 Class A ordinary shares and 1,125,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	The shares of Class A ordinary shares are included in the Units. Pursuant to Rule 457(g) under the Securities Act, no separate filing fee is due.
(4)	The redeemable warrants are included in the units. Each redeemable warrant is exerisable for one share of Class A ordinary shares. Pursuant to Rule 457(g) under the Securities Act, no sperate filing fee is due.
(5)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.